Exhibit 1
       SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Arizona Tax Exempt Income Fund - Class A Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  01/30/91


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,031    $1,251
$1,592

T    =    Average Annual Total Return   3.14%          4.58%
6.56%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $524,226

Expenses                      $104,743

Reimbursement                 $0.00

Average shares                12,927,750

NAV                           $9.31

Sales Charge                  4.75%

POP                           $9.77

Yield at POP                  4.02%



                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)

4.02 / (1 - 42.72%) = 7.02%



Fund name: Arizona Tax Exempt Income Fund - Class B Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  7/16/93


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,024    $1,245
$1,581

T    =    Average Annual Total Return   2.47%          4.49%
6.45%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $139,776

Expenses                      $45,168

Reimbursement                 $0.00

Average shares                3,447,576

NAV                           $9.30

Maximum Contingent Deferred
     Sales Charge             5.0%

Yield at NAV                  3.57%


                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)

3.57 / (1 - 42.72%) = 6.23%

Fund name: Arizona Tax Exempt Income Fund - Class M Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  07/03/95


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,044    $1,252
$1,576

T    =    Average Annual Total Return   4.48%          4.61%
6.41%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $2,262

Expenses                      $579

Reimbursement                 $0.00

Average shares                55,689

NAV                           $9.33

Sales Charge                  %3.25

POP                           $9.64

Yield at POP                  3.79%


                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)

3.79 / (1 - 42.72%) = 6.62   %</R

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